CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Nos. 333-40055 and 333-40055-1) and related Prospectus of Meditrust Corporation and Meditrust Operating Company and to the incorporation by reference therein of our report dated December 1, 1997, with respect to the consolidated financial statements and schedules of Cobblestone Holdings, Inc. included in Meditrust Corporation and Meditrust Operating Company's Current Report on Form 8-K dated May 13, 1998, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP


San Diego, California
May 26, 1998